UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 8, 2010

Date of Earliest Event Reported: September 3, 2010

Toyzap.com, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of September 3, 2010, Toyzap.com, Inc. (the “Company”) amended its Certificate of Formation – For-Profit Corporation to change the Company’s name to “Calpian, Inc.” The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 3, 2010, the Company held a special meeting of shareholders pursuant to notice duly given. At the special meeting, the Company submitted for approval by its shareholders a proposal to change the Company’s name to “Calpian, Inc.” through the filing of an amendment to its Certificate of Formation – For-Profit Corporation. The results of the voting for this proposal were as follows:

Name Change Proposal: Approval of Amendment of Certificate of Formation – For-Profit Corporation To Effect Name Change:

For:	15,344,314	*

Against:	0

Abstain:	0

*	Includes votes received from holders of (i) 14,604,314 shares of Company Common Stock, and (ii) 7,400 shares of Company Series A Convertible Preferred Stock, which vote on an as-converted basis with the Common Stock and represent 740,000 votes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1 Certificate of Amendment to Certificate of Formation – For-Profit Corporation of Toyzap.com, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOYZAP.COM, INC.

Date: September 8, 2010	By:	/S/ HAROLD MONTGOMERY
Harold Montgomery
Chief Executive Officer